Exhibit A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with the other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including any and all amendments thereto) with respect to the Class A ordinary shares, par value US$0.0001 per share, of 36Kr Holdings Inc., a Cayman Islands company, and further agree that this Joint Filing Agreement shall be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which, taken together, shall constitute one and the same instrument.

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Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of February 12, 2021,

Dagang Feng		/s/ Dagang Feng
Dagang Feng

Palopo Holding Limited	By:	/s/ Dagang Feng
		Name:	Dagang Feng
		Title:	Director